UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 13, 2013

CORPORATE OFFICE PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

6711 Columbia Gateway Drive, Suite 300

Columbia, Maryland 21046

(Address of principal executive offices)

(443) 285-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On March 13, 2013, Corporate Office Properties Trust (the “Registrant”) and Corporate Office Properties, L.P. (the “Operating Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriter (the “Underwriter”), in connection with the issuance and sale of 3,900,000 shares of the Registrant’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”).  The Registrant also granted to the Underwriter an option to purchase up to 585,000 additional Common Shares, which has since been exercised.  The Underwriting Agreement is attached to this report as Exhibit 1.1.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Exhibit Title

1.1	Underwriting Agreement, dated March 13, 2013, by and among Corporate Office Properties Trust, Corporate Office Properties, L.P., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriter

5.1	Opinion of Saul Ewing LLP

8.1	Opinion of Morgan, Lewis & Bockius LLP

23.1	Consent of Saul Ewing LLP (included in Exhibit 5.1)

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 8.1)

99.1	Press Release dated March 13, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2013

CORPORATE OFFICE PROPERTIES TRUST

By:	/s/ Stephen E. Riffee
Name:	Stephen E. Riffee
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title

1.1	Underwriting Agreement, dated March 13, 2013, by and among Corporate Office Properties Trust, Corporate Office Properties, L.P., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriter

5.1	Opinion of Saul Ewing LLP

8.1	Opinion of Morgan, Lewis & Bockius LLP

23.1	Consent of Saul Ewing LLP (included in Exhibit 5.1)

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 8.1)

99.1	Press Release dated March 13, 2013